Exhibit 99.1

Track Group Inc. Announces Completion of Comprehensive Recapitalization and Debt Refinancing

Transactions Significantly Deleverage Balance Sheet, Extend Debt Maturity, and Align Ownership for Long-Term Value Creation

NAPERVILLE, ILLINOIS — May 1, 2026 — Track Group, Inc. (OTCQB: TRCK) a global leader in offender tracking and monitoring services, today announced the successful completion of a transformational series of comprehensive recapitalization and refinancing transactions that materially strengthen its balance sheet, enhance financial flexibility, and right-size its capital structure to enable the company to grow shareholder value over the long-term.

Transaction(s) Highlights

●	Net Debt* Reduced by ~$27 million (~63% decrease) through materially discounted debt settlement (~50%), reducing Net Leverage* From 7.2 to 2.6, financed through:
o	New Credit Facility: 5-year $21 million term loan, funded at close, and availability under a $1 million interest line and $2 million ABL revolver
■	Interest Rate: 13.5% fixed (11% cash, 2.5% PIK)
■	Mandatory Amortization: Years 1 & 2 = 0%, Thereafter = 5%
o	PIPE: ~$10.3 million raised at $0.35 per share, (29,471,429 shares)
■	Participants: TRCK Management 1.5%, Carlson Ridge Capital, LLC (“CRC”) 49.25%, JCP Investment Management, LLC (“JCP”) 49.25%
●	Debt Maturity Extended To 5-Years
●	Annual Cash Interest Savings of ~$200,000 anticipated over the next 12-months
●

Board, Management, Creditor, & Shareholder Alignment with the new Board representing ~75% of go-forward ownership, management participation in the PIPE, and creditor alignment through 2.5% equity warrant coverage

*Net Debt = (Long-Term Debt + Accrued Unpaid Interest – Cash & Equivalents); Net Leverage = (Net Debt divided by TTM Adjusted EBITDA)

The transactions were supported by the Company’s new lender, Chatham Capital, CRC, JCP, and ADS Securities LLC, a subsidiary of Abu Dhabi Developmental Holding Company PJSC.

Derek Cassell, Chief Executive Officer, said “These transactions represent a significant milestone for us. By materially reducing leverage, extending maturities, and bringing in aligned, long-term partners with proven financial and industry-specific accumen, we’ve strengthened our financial and strategic foundations and are well-positioned to grow shareholder value.”

Leadership and Governance Updates

In connection with the Transactions, the Board has been reconstituted with new directors with deep collective experience in community corrections, capital markets, M&A, capital allocation, and corporate governance. The Company has appointed Denver Smith, CFA, as Chairman of the Board. Additional board members include Kyle Kidd, CPA, Matthew Powalski, CPA, Jacob Saour, John “Rocky” Sullivan, and Derek Cassell, current CEO. Legacy directors have stepped down as part of the transition. Current management will continue to lead day-to-day operations and execute on the Company’s strategic plan.

Denver Smith, Chairman of the Board, said “I’m grateful to all parties involved for their collaboration and commitment in completing this comprehensive recapitalization. The prior capital structure, inherited by current management, was not sustainable. This is no longer the case. We’re pleased to continue our partnership with management, built over the past year, under a refined governance framework emphasizing stakeholder alignment. The Company is well-positioned to capitalize on its significant opportunities to reduce recidivism, improve public safety, and deliver economic value to its customers. The Board is excited to move forward and support management in driving sustainable growth and long-term value creation post-closing.”

Additional details will also be available on a Current Report on Form 8-K to be filed with the Securities and Exchange Commission today, May 1, 2026.

More commentary on the transactions will be available in a transaction overview presentation that will be posted to the investor relations section of the company’s website in the near future.

Disclosure Law Group and Winston & Strawn LLP served as legal counsel to the Company on the transactions. Olshan Frome Wolosky LLP, and Steptoe & Johnson PLLC served as legal counsel to CRC and JCP on the transactions. Brookwood Associates served as the debt placement agent on the transactions.

About Track Group, Inc.

Track Group designs, manufactures, and markets location tracking devices; as well as develops and sells a variety of related software, services, and accessories, networking solutions, and monitoring applications. The Company's products and services are designed to empower professionals in security, law enforcement, corrections, and rehabilitation organizations worldwide with single-sourced offender management solutions that integrate reliable intervention technologies to support re-socialization and monitoring initiatives.

The Company currently trades under the ticker symbol "TRCK" on the OTCQB exchange. For more information, visit www.trackgrp.com.

Forward-Looking Statements

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "believe," "estimate," "expect," "forecast," "intend," "may," "plan," "project," "predict," "if", "should" and "will" and similar expressions as they relate to Track Group, Inc., and subsidiaries ("Track Group") are intended to identify such forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding annual cash interest, the Company’s ability to grow shareholder value, the Company’s ability to capitalize on its new structure, and expected operating results, such as revenue growth and earnings. These statements are only predictions and reflect Track Group's current beliefs and expectations with respect to future events and are based on assumptions and subject to risks and uncertainties and subject to change at any time. Track Group may from time-to-time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: the Companies ability to capitalize on its new capital structure; the Company’s ability to repay the terms of its restructured debt; and the Company’s ability to successfully utilize the proceeds from the financing to support its business plan. For a discussion of such risks and uncertainties, see "Risk Factors" in Track Group's annual report on Form 10-K, its quarterly report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. New risks emerge from time to time. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Non-GAAP Financial Measures

This release includes financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission including, but not limited to, non-GAAP EBITDA, non-GAAP Adjusted EBITDA, non-GAAP Net Debt, non-GAAP Total Leverage Ratio, and non-GAAP Net Leverage Ratio. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. Reconciliations of these non-GAAP financial measures are based on the financial figures for the respective period.

Non-GAAP Adjusted EBITDA excludes items included but not limited to interest, taxes, depreciation, amortization, impairment charges, gains and losses, currency effects, one-time charges or benefits that are not indicative of operations, charges to consolidate, integrate or consider recently acquired businesses, costs of closing facilities, stock based or other non-cash compensation or other stated cash and non-cash charges, and other adjustments deemed acceptable based on a recently completed Quality of Earnings mandated by the new lender, Chatham Capital, which are outlined in this presentation (the “Adjustments”). Non-GAAP Net Debt is equal to total long-term debt of the company plus accrued and unpaid interest, less cash and cash equivalents. Non-GAAP Net Leverage Ratio is equal to Net Debt, as defined above, divided by Non-GAAP Adjusted EBITDA, as defined above, over the trailing twelve-month period. Non-GAAP Total Leverage Ratio is equal to total long-term debt of the company plus accrued and unpaid interest, divided by Non-GAAP Adjusted EBITDA, as defined above.

The Company believes the non-GAAP measures provide useful information to both management and investors when factoring in the Adjustments. Specific disclosure regarding the Company’s financial results, including management’s analysis of results from operations and financial condition, are contained in the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2025, and other reports filed with the Securities and Exchange Commission. Investors are encouraged to carefully read and consider such disclosure and analysis contained in the Company’s Form 10-K and other reports, including the risk factors contained in such Form 10-K.